UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 28, 2007 (December 19, 2007)

ROCKETINFO, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26373	98-0196717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3101 West Coast Highway, Suite 210 Newport Beach, CA	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 548-0223

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Following a review of the Company’s corporate performance, the Company has asked for and received the resignation of William Ganz as President, Chief Executive Officer, member of the Board of Directors and consultant of RocketInfo, Inc. (the “Company”). Mr. Ganz provided written notice to the Company, dated December 19, 2007, and his resignation is effective immediately.

Item 8 Other Events

Over the next several weeks the Company intends to make changes to its business and technical model, which will enhance its competitiveness, shorten its sales cycle, and make it less support intensive and more user-friendly.

The Company remains fully committed to providing and improving its industry leading intelligence solutions for the purpose of Dynamic Web Content, Competitive Intelligence and Business Intelligence.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 28, 2007	ROCKETINFO, INC.

	By:	/s/ Camila Miller
Name: Camila Miller
Title: Secretary